UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                April 11, 2005


                              Galaxy Minerals, Inc.
             (Exact name of registrant as specified in its charter)


            Florida                   333-95549                  65-0974212
        (State or other              (Commission              (I.R.S. Employer
jurisdiction of incorporation)      File Number)            Identification No.)


                           500 Park Avenue, Suite 203
                           Lake Villa, Illinois 60046
               (Address of principal executive offices) (zip code)

                          (847) 265-7600 (Registrant's
                     telephone number, including area code)

         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

      Effective on April 11, 2005, Mr. Nicholas R. Barr resigned from his position as a Director. We are not aware of any disagreements with Mr. Barr of the type required to be disclosed per Item 5.02(a) of this Form 8-K. In conjunction with his resignation, Mr. Barr has agreed to return to us for cancellation any shares of our common stock that he received as a Director. As of the date hereof he has not returned any of his shares for cancellation; however we anticipate that the cancellation of Mr. Barr's shares will result in the return of approximately 1,200,000 shares of common stock to our treasury.

EXHIBITS

      None.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Galaxy Minerals, Inc.,
                                       a Florida corporation


Dated:  April 27, 2005                       /s/ Matthew J. Symonds
                                       -------------------------------
                                       By:   Matthew J. Symonds
                                       Its:  President

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